SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2017

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, California 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                                                                                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                      ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2017, to obtain funding for working capital purposes and to refinance the indebtedness incurred on March 20, 2017, International Stem Cell Corporation (the “Company”) issued an unsecured, non-convertible promissory note in the principal amount of $2,000,000 (the “Note”) to Dr. Andrey Semechkin in return for Dr. Semechkin (i) surrendering the note issued to him by the Company on March 20, 2017 in the principal amount of $1,300,000 and (ii) providing an additional $700,000 of funds to the Company. Dr. Semechkin is the Company’s Co-Chairman and Chief Executive Officer.

The principal amount under the Note accrues interest at a rate of Three and One Half of One Percent (3.50%) per annum. The Note is due and payable September 1, 2017, but may be pre-paid by the Company without penalty at any time.

The foregoing summary of the Note is qualified in its entirety by reference to the full text of the form of Note filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Note issued on June 2, 2017

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL STEM CELL CORPORATION

Date: June 8, 2017	By:	/s/ Mahnaz Ebrahimi
Mahnaz Ebrahimi Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Note issued on June 2, 2017